Exhibit 99.2

Exhibit 99.2 SPECIAL MEETING OF SHAREHOLDERS OF FIRST MENASHA BANCSHARES, INC. April 3, 2017 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the —————— envelope provided. 00030030000000000000 1 040317 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL (1) AND (2). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To authorize, approve and adopt the Agreement and Plan of Merger by and between First Menasha Bancshares, Inc. and Nicolet Bankshares, Inc. dated November 3, 2016, pursuant to which First Menasha Bancshares, Inc. will merge with and into Nicolet Bankshares, Inc., and consummate the transactions contemplated by the merger agreement. 2. To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement. In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof. To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder: Date: Signature of Shareholder: Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

FIRST MENASHA BANCSHARES, INC. Proxy for Special Meeting of Shareholders on April 3, 2017 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Robert Coglianese, Dustin McClone and William Raaths, and each of them, with the full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of First Menasha Bancshares, Inc., to be held on April 3, 2017, at the Butte des Morts Country Club, Inc., 3600 W. Prospect Avenue, Appleton, WI 54914, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1 14475